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                                    EXHIBIT A

                             JOINT FILING AGREEMENT




               The undersigned hereby agree that the statement on Schedule 13G with respect to the 8% PRIDES, Convertible Preferred Stock of Hilton Hotels Corporation dated February 14, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.



Dated:  February 14, 1997               ANGELO, GORDON & CO., L.P.

                                        By:  AG Partners, L.P.
                                             General Partner

                                             By:  /S/ MICHAEL L. GORDON
                                                  -----------------------------
                                                  Name: Michael L. Gordon
                                                  Title:General Partner



Dated:  February 14, 1997               /S/ JOHN M. ANGELO
                                        ---------------------------------------
                                        JOHN M. ANGELO


Dated:  February 14, 1997               /S/ MICHAEL L. GORDON
                                        ---------------------------------------
                                        MICHAEL L. GORDON